As filed with the Securities and Exchange Commission on May 11, 2012

Registration Number 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLEN BURNIE BANCORP

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	52-1782444 (I.R.S. Employer Identification No.)

101 Crain Highway, S.E.

Glen Burnie, Maryland 21061

(410) 766-3300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Michael G. Livingston

President

101 Crain Highway, S.E.

Glen Burnie, Maryland 21061

(410) 766-3300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Hillel Tendler, Esquire
Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
One South Street, 27th Floor
Baltimore, Maryland 21202
(410) 332-8552

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☑

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price (2)		Amount of Registration Fee
Common Stock, $1.00 par value per share	150,000	$10.15	(2)	$1,522,500	(2)	$174.48	(3)

(1) On March 8, 2012, the Registrant’s board of directors authorized the issuance of an additional 150,000 shares under the dividend reinvestment portion of the Registrant’s Dividend Reinvestment and Stock Purchase Plan.  The shares being registered hereby do not include shares of common stock previously registered on Registration Statement No. 033-37073 on Form S-1, as amended.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c).  Based upon the average of the high and low price, as reported by NASDAQ Capital Market as of May 9, 2012.

PROSPECTUS

Glen Burnie Bancorp

Dividend Reinvestment and Stock Purchase Plan

150,000 SHARES OF COMMON STOCK

This Prospectus relates to 150,000 shares of the $1.00 par value common stock of Glen Burnie Bancorp (the “Company”) which may be issued to the Company’s shareholders who have elected to reinvest Company dividends under the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan was adopted in 1998. The shares in the Plan are subject to the terms of a shareholder rights plan. The shareholder rights plan provides for a dividend distribution of rights to purchase shares of the Company’s common stock upon the occurrence of certain events.

The Plan provides shareholders of the Company’s common stock with a simple and convenient method of investing cash dividends in additional shares of common stock. Shareholders who elect to enroll in the Plan (“participants”) will, if they so desire, direct any cash dividends paid on their shares of Company common stock toward automatic investment in additional shares of common stock.

The purchase price of shares purchased from the Company will be the fair market value per share, as defined, at the purchase date less a 5% discount unless the Company’s Board of Directors determines otherwise. As of May 9, 2012, the market price of the Company’s common stock was $10.15.  Shareholders who do not elect to participate in the Plan will receive dividends, as declared and paid, by check.

The Company is listed on the NASDAQ Capital Market under the symbol “GLBZ.”

Reference is made to the “Explanation of our Dividend Reinvestment and Stock Purchase Plan” section, which is considered part of this Prospectus, for further information on the Plan.

See “Risk Factors” beginning on page 2 for a discussion of various factors which shareholders should consider about an investment in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 11, 2012.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	2
Cautionary Statement Regarding Forward-Looking Statements	6
Explanation of our Dividend Reinvestment and Stock Purchase Plan	6
Use of Proceeds	10
Commission Position on Limitation of Liability	11
Legal Matters	11
Information Incorporated by Reference	11
Where You Can Find More Information	12

ABOUT THIS PROSPECTUS

You should read this Prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Information Incorporated by Reference” on page 11. You should rely only on the information provided in this Prospectus or documents incorporated by reference in this Prospectus. We have not authorized anyone to provide you with different information. Shares of our Common Stock are being offered only in jurisdictions in which offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock.

i

Prospectus Summary

This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. To understand the terms of the securities we are offering, you should carefully read this document with any attached Prospectus supplement. You should also read the documents to which we have referred you in “Where You Can Find More Information” on page 12 for additional information about us and our financial statements.

The Company

Glen Burnie Bancorp (“we” or the “Company”) is a bank holding company organized in 1990 under the laws of the State of Maryland. The Company owns all the outstanding shares of capital stock of The Bank of Glen Burnie (the “Bank”), a commercial bank organized in 1949 under the laws of the State of Maryland, serving northern Anne Arundel County and surrounding areas from its main office and seven branch locations. The Bank is engaged in the commercial and retail banking business as authorized by the banking statutes of the State of Maryland, including the acceptance of demand and time deposits, and the origination of loans to individuals, associations, partnerships and corporations. The Bank’s real estate financing consists of residential first and second mortgage loans, home equity lines of credit and commercial mortgage loans. Commercial lending consists of both secured and unsecured loans. The Bank also originates automobile loans through arrangements with local automobile dealers. The Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”).

The Company’s principal executive office is located at 101 Crain Highway, S.E., Glen Burnie, Maryland 21061. Its telephone number at such office is (410) 766-3300.

The Offering and Plan

The securities offered hereby are a maximum of 150,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”). The purpose of the offering is to provide holders of the Company’s common stock with a simple and convenient method of investing cash dividends in additional shares of common stock, without incurring brokerage commissions, through the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

Detailed information concerning the Plan is provided under “Explanation of our Dividend Reinvestment and Stock Purchase Plan,” which should be reviewed carefully.

Use of Proceeds

Shares purchased pursuant to the Plan will be issued by the Company. The proceeds of such sales will be added to the general funds of the Company and will be available for its general corporate purposes, including working capital requirements and contributions to the Bank to support its operations, growth and expansion.

Risk Factors

Purchasers of our Common Stock should consider carefully, in addition to the other information contained in or incorporated by reference into this Prospectus or any supplement, the risk factors set forth in this Prospectus and in our reports filed with the Securities and Exchange Commission (SEC).

Risk Factors

Before you decide to invest, you should consider carefully the risks described below. Any or all of those factors, or others not mentioned, could affect our business or our prospects. The risks and uncertainties we have described in our filings are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of the risks actually occur, our business could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

In addition, you should carefully consider the information incorporated by reference and the information that we file with the SEC from time to time. The information in this Prospectus is complete and accurate as of the date on the front cover of this Prospectus, but the information may change after such date.

Risk Factors Relating to our Business Generally

Fluctuations in interest rates could reduce the Bank’s profitability and affect the value of its assets.

Like other financial institutions, the Bank is subject to interest rate risk. The Company’s income and cash flow depend to a great extent on the difference between the interest rates earned on the Bank’s interest-earning assets such as loans and investment securities, and the interest rates paid on the Bank’s interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors that are beyond the Company’s control, including general economic conditions and the policies of various government agencies, in particular the Federal Reserve Bank. Changes in interest rates will influence the origination of loans, the prepayment speed of loans, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits or other sources of funding. The impact of these changes may be magnified if the Company does not effectively manage the relative sensitivity of its assets and liabilities to changes in market interest rates. Fluctuations in these areas may adversely affect the Company and its shareholders.

The Bank is subject to credit risks relating to its loan portfolio.

The Bank has certain lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. Management reviews and approves these policies and procedures on a regular basis. A reporting system supplements the review process by providing management with frequent reports related to loan production, loan quality, concentrations of credit, loan delinquencies, and nonperforming and potential problem loans. Diversification in the loan portfolio is a means of managing risk associated with fluctuations and economic conditions.

The Bank maintains an independent loan review department that reviews and validates the credit risk program on a periodic basis. Results of these reviews are presented to management. The loan review process complements and reinforces the risk identification and assessment decisions made by lenders and credit personnel, as well as the Bank’s policies and procedures.

In the financial services industry, there is always a risk that certain borrowers may not repay borrowings. The Bank’s allowance for credit losses may not be sufficient to cover the loan losses that it may actually incur. If the Bank experiences defaults by borrowers in any of its businesses, the Bank’s earnings could be negatively affected. Changes in local economic conditions could adversely affect credit quality, particularly in its local business loan portfolio. Changes in national economic conditions could also adversely affect the quality of its loan portfolio.

Commercial and commercial real estate loans generally involve higher credit risks than residential real estate and consumer loans. Because payments on loans secured by commercial real estate or equipment are often dependent upon the successful operation and management of the underlying assets, repayment of such loans may be influenced to a great extent by conditions in the market or the economy. The Bank seeks to minimize these risks through its underwriting standards. The Bank obtains financial information and performs credit risk analysis on its customers. Underwriting standards are designed to promote relationship banking rather than transactional banking. Most commercial and industrial loans are secured by the assets being financed or other business assets; however, some loans may be made on an unsecured basis. The Bank’s credit policy sets different maximum exposure limits both by business sector and its current and historical relationship and previous experience with each customer.

The Bank offers both fixed-rate and adjustable-rate consumer mortgage loans secured by properties, substantially all of which are located in the Bank’s primary market area. Adjustable-rate mortgage loans help reduce the Bank’s exposure to changes in interest rates; however, during periods of rising interest rates, the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required from the borrower.

Consumer loans are primarily all other non-real estate loans to individuals in the Bank’s regional market area. Consumer loans can entail risk, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets. In these cases, any repossessed collateral may not provide an adequate source of repayment of the outstanding loan balance. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy.

A prolonged economic downturn, especially one affecting our market areas, could reduce our customer base, our level of deposits and demand for financial products, such as loans.

We are in uncertain economic times, including uncertainty with respect to financial markets that have been volatile as a result of sub-prime mortgage fraud, a European sovereign debt crisis, a weak housing market and a relatively high level of unemployment, among other factors. While the Bank’s conservative lending policies have prevented the Bank from exposure to the credit issues affecting the sub-prime residential mortgage market, the full impact of the current credit crisis on the economy and the Bank’s market are unknown. Our success significantly depends upon growth in population, income levels, deposits and housing starts in the markets that we serve. If the communities in which we operate do not grow, or if prevailing economic conditions locally or nationally are unfavorable, our business growth plans may not be achieved. A prolonged economic downturn would likely contribute to the deterioration of the credit quality of our loan portfolio and reduce our level of customer deposits, which in turn would hurt our business.

If the current economic downturn in the economy as a whole, or in our market areas, continues for a prolonged period, borrowers may be less likely to repay their loans. Moreover, the value of real estate or other collateral that may secure our loans could be adversely affected. Unlike many larger institutions, we are not able to spread the risks of unfavorable local economic conditions across a large number of diversified economies and geographic locations. A prolonged economic downturn could, therefore, result in losses that could materially and adversely affect our business.

The financial services industry is very competitive.

The Bank faces competition in attracting and retaining deposits, making loans, and providing other financial services throughout the Bank’s market area. The Bank’s competitors include other community banks, larger banking institutions, and wide range of other financial institutions such as credit unions, government sponsored enterprises, mutual fund companies, insurance companies and other non-bank enterprises. Many of these competitors have substantially greater resources than the Company. If the Bank is unable to compete effectively, it will lose market share and income from deposits, loans, and other products may be reduced.

Legislative or regulatory changes or actions, or significant litigation, could adversely impact the Company or the businesses in which the Company is engaged.

The Company and the Bank are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of operations. Law and regulations may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds. The current credit crisis resulting from issues affecting the sub-prime residential mortgage market may lead to additional legislation and regulatory actions, as well. The impact of any changes to laws and regulations or other actions by regulatory agencies may negatively impact the Company or its ability to increase the value of its business. Additionally, actions by regulatory agencies or significant litigation against the Company or the Bank may cause the Company to devote significant time and resources to defending itself and may lead to penalties that materially affect the Company and its shareholders. Future changes in the laws or regulations or their interpretations or enforcement could be materially adverse to the Company and its stockholders.

The Company is subject to environmental liability risk associated with lending activities.

A portion of the Bank’s loan portfolio is secured by real property. During the ordinary course of business, the Bank may foreclose on and take title to properties securing certain loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous or toxic substances are found, the Company may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require the Company to incur substantial expenses and may materially reduce the affected property’s value or limit the Company’s ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase the Company’s exposure to environmental liability. Although the Company has policies and procedures to perform an environmental review before initiating any foreclosure action on real property, these reviews may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on the Company’s financial condition and results of operations.

The Bank’s information systems may experience an interruption or breach in security.

The Bank relies heavily on communications and information systems to conduct its business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in the Bank’s customer relationship management, general ledger, deposit, loan or other system. While the Bank has policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of its information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur, or if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of the Bank’s information systems could damage the Bank’s reputation, result in a loss of customer business, subject the Bank to additional regulatory scrutiny, or expose the Bank to civil litigation and possible financial liability, any of which could have a material adverse effect on the Company’s financial condition and results of operation.

Financial services companies depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to extend credit or enter into other transactions, the Bank may rely on information furnished by or on behalf of customers and counterparties, including financial statements, credit reports and other financial information. The Bank may also rely on representations of those customers, counterparties or other third parties, such as independent auditors, as to the accuracy and completeness of that information. Reliance on inaccurate or misleading financial statements, credit reports or other financial information could have a material adverse impact on the Bank’s business and, in turn, the Company’s financial condition and results of operations.

The inability to hire or retain certain key professionals, management and staff could adversely affect the Company’s revenues and net income.

The Bank relies on key personnel to manage and operate our business, including major revenue generating functions such as our loan and deposit portfolios. The loss of key staff may adversely affect the Bank’s ability to maintain and mange these portfolios effectively, which could negatively affect the Company’s revenues. In addition, loss of key personnel could result in increased recruiting and hiring expenses, which could cause a decrease in the Company’s net income.

Severe weather, acts of war and terrorism and other adverse external events could significantly impact the Company’s business.

Severe weather, acts of war or terrorism and other adverse external events could have a significant impact on the Bank’s ability to conduct business. Such events could affect the stability of the Bank’s deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause the Company to incur additional expenses. The occurrence of any such event could have a material adverse effect on the Bank’s business, which, in turn, could have a material adverse effect on the Company’s financial condition and results of operations. The close proximity of the all of the Company’s branch locations to Washington, D.C. may put it at an especially high risk of being impacted by terrorism.

The Company may not be able to pay dividends.

The Company intends to pay dividends of 30% to 40% of its profits for each quarter. The Company's ability to pay dividends to stockholders depends on its ability to receive dividends from the Bank. Payment of dividends by the Bank to the Company and by the Company to its stockholders, however, is subject to their respective financial conditions and to regulation. Federal and state banking regulations prohibit dividend payments unless the Company and the Bank have sufficient net retained earnings and capital as determined by the regulators. The Company does not believe that these restrictions will materially limit its ability to pay dividends. There is no assurance that either the Bank or the Company will be legally or financially able to pay any specified amount of dividends in the future.

The price per share at the time a dividend is declared may be higher than the price per share when the shares are actually issued.

The Company cannot assure investors that the market price of the Common Stock will stay at the level at which it is trading at the time the dividend reinvestment price is calculated pursuant to the Plan. Under the Plan, the value of the shares to be issued in lieu of cash dividends is determined based on the higher of (a) 95% of the market price at the time a dividend is declared or (b) the stock’s par value ($1.00 per share). By the time the dividend is actually paid, the market price at which the Company’s stock is selling may have declined from the dividend reinvestment price. Thus, the number of shares issued to a shareholder may be less than the number of shares that would have been issued had such number been based on the sales price of the shares at the time the dividend is paid, and the market value of the shares actually issued may be less than the amount of cash that would have been received had the dividend been paid in cash.

Risk Factors Relating to the Company’s Articles of Incorporation and the Common Stock

The liability of our directors is limited.

Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Maryland law.

The trading volume in the Common Stock is less than that of other larger services companies.

Although the Common Stock is listed for trading on the Nasdaq Capital Market, the trading volume in the Common Stock is less than that of other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of the Common Stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which the Company has no control. Given the lower trading volume of the Common Stock, significant sales of the Common Stock, or the expectation of these sales, could negatively impact the Company’s stock price.

It may be difficult for a third party to acquire the Company, which could affect the price of the Common Stock.

Our charter and Bylaws contain certain anti-takeover provisions pursuant to the Maryland General Corporation Law. In addition, the Company has a shareholders rights plan that could make it more difficult to acquire the Company. As a result, we may be a less attractive target to a potential acquirer who otherwise may be willing to pay a premium for our common stock above its market price. These provisions effectively inhibit a non-negotiated merger or other business combination, even if doing so would be perceived to be beneficial to the Company’s stockholders and could adversely affect the market price of the Common Stock.

Cautionary Statement Regarding Forward-Looking Statements

We have made forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) in this document and in documents that are incorporated by reference in this document that are subject to risks and uncertainties. We caution you to be aware of the speculative nature of forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of our operations. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” or similar expressions are forward-looking statements. These statements reflect our good faith belief based on current expectations, estimates, and projections about (among other things) the industry and the markets in which we operate, but they are not guarantees of future performance. Purchasers of shares offered hereby should note that many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this Prospectus include, among others, the factors set forth under the caption “Risk Factors,” general economic, business and market conditions, changes in laws, and increased competitive pressure. We can give no assurances that the actual results we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by applicable laws, we do not intend to publish updates or revisions of any forward-looking statements we make to reflect new information, future events or otherwise.

EXPLANATION OF OUR DIVIDEND REINVESTMENT

AND STOCK PURCHASE PLAN

The following questions and answers explain the Plan. The Plan is contained in a written Plan instrument, a copy of which is maintained at the offices of the Company. In the event of any inconsistency between that Plan instrument and this explanation, the Plan instrument will control. The Plan does not represent a change in our dividend policy, which will continue to depend upon earnings, financial and regulatory requirements and other factors, and which will be determined by our Board of Directors from time to time. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends when and as declared. We cannot provide any assurance whether, or at what rate, we will continue to pay dividends.

Purpose

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide the Company’s shareholders with a convenient and economical method of investing cash dividends payable on their shares of Common Stock in additional shares of Common Stock. The amount of the cash dividends which will be retained by the Company in exchange for the issuance of the additional shares will be used by the Company for its general corporate purposes.

Advantages

2.	What are the advantages of the Plan?

Participation in the Plan offers a number of advantages:

•	The Plan enables the shareholders to acquire additional shares of Common Stock at a discount of 5% off the last sale price on the day prior to the dividend declaration date.

•	The Plan enables the shareholders to acquire additional shares of Common Stock without the payment of brokerage commissions.

•	The Plan provides shareholders of the Company with the opportunity to reinvest their dividends automatically in additional shares of Common Stock.

•	Participants’ funds will be fully utilized through the crediting of fractional shares of stock to their accounts under the Plan.

•	Participants will receive periodic statements of the transactions for their accounts under the Plan.

Administration

3.	Who administers the Plan for participants?

The Company administers the Plan as agent for the participants (the “Plan Administrator”). In such capacity, the Plan Administrator will send periodic statements of account to participants and perform other administrative duties relating to the Plan. Any notices, questions or other communications relating to the Plan should include the participant’s account number and should be addressed as follows: President, Glen Burnie Bancorp, 101 Crain Highway, S.E., Glen Burnie, Maryland 21061.

Participation

4.	Who is eligible to participate in the Plan?

All holders of Common Stock of the Company will be eligible to participate in the Plan. However, shareholders who reside in jurisdictions in which it is unlawful for the Company to permit their participation are not eligible to participate in the Plan. Furthermore, the Company may refuse to offer the Plan to various shareholders of the Company for any reason, including for the reason that the state in which the shareholder resides may require registration, qualification or exemption of the common stock to be issued under the Plan, or registration or qualification of the Company or any of its officers or employees as a broker, dealer, salesman or agent.

Holders of shares of Common Stock in “street name” through a broker are not eligible to participate in the Plan with respect to those shares. Any such holder who desires to participate in the Plan should contact his or her broker and arrange to have such shares registered in the shareholder’s name as record holder.

5.	How does an eligible shareholder become a participant in the Plan?

Any eligible shareholder may join the Plan at any time by completing and signing AN authorization form and returning it to the Plan Administrator. Authorization forms may be obtained at any time from the Plan Administrator. A properly completed authorization form must be received before the date a dividend is declared by the Company’s Board of Directors in order for that dividend to be reinvested in shares of Common Stock under the Plan.

6.	Must a shareholder authorize dividend reinvestment on a minimum number of shares?

No. There is no minimum number of shares required for participation in the Plan. However, a shareholder may participate in the Plan only with respect to all of his or her shares of the Company’s Common Stock; that is, a shareholder may not participate in the Plan with respect to fewer than all of his or her shares of Common Stock.

Purchases

7.	How are shares of Common Stock acquired under the Plan?

Cash dividends payable on shares of Common Stock held by persons participating in the Plan will be retained by the Company, and the Company will issue shares of Common Stock for such cash dividends.

8.	What will be the price of shares purchased under the Plan?

Shares of Common Stock will be purchased directly from the Company at a purchase price per share equal to 95% of last sale price per share prior to the dividend declaration date.

9.	How many shares will be purchased for participants?

The number of shares that will be purchased for each participant will depend upon the amount of cash dividends to be reinvested for the participant. Each participant’s account will be credited with the whole and fractional shares equal to the pro rata amount invested for the respective participant, divided by the purchase price per share.

10.	Will dividends on shares in participants’ accounts be used to purchase shares?

Yes. Dividends subsequently paid on shares that have been purchased under the Plan will also be used to purchase shares of Common Stock, thereby compounding each participant’s investment. Fractional shares held under the Plan for a participant’s account will receive dividends in the same way as a whole share, but in proportion to the size of the fractional share.

11.	Are there any expenses to participants in connection with purchases under the Plan?

The Company will pay all costs of administration of the Plan. No brokerage fees will be incurred pursuant to purchases of share of Common Stock made under the Plan.

Reports to Participants

12.	What reports will participants in the Plan receive?

Each participant will receive periodic statements of account showing the following: the amount of dividends invested for the participant; the number of shares of stock purchased; the price per share; and the total number of shares accumulated for the participant under the Plan. These statements will serve as a record of the transactions for the participant under the Plan and should be retained for income tax purposes. Each participant will also receive the same communications sent to all other persons holding shares of Common Stock, as well as Internal Revenue Service information for reporting dividend income received.

13.	How will a participant’s shares be voted at meetings of shareholders?

All shares issued to a participant under the Plan will be registered in the name of the participant and can be voted directly or by proxy in the same manner as the participant votes all other shares registered in his or her name.

Federal Income Tax Information

14.	What are the federal income tax consequences of participating in the Plan?

We believe that the following is an accurate summary of the material federal income tax consequences as of the date of this Prospectus:

•	Cash dividends reinvested under the Plan will be taxable as having been received by participants, even though participants have not actually received them in cash.

•	Each participant will receive an annual statement from the Plan Administrator indicating the amount reported to the Internal Revenue Service of reinvested dividends to be treated as dividend income. The tax basis per share will be the price at which the shares are credited to a participant’s account.

•	In general, if a participant fails to furnish valid taxpayer identification number to the Plan Administrator, the participant’s dividend distributions will be subject to U.S. backup withholding. The dividends, less the amount of federal income tax required to be withheld, will then be reinvested.

•	These rules may not be applicable to certain participants in the Plan, such as tax-exempt entities (e.g., pension funds) and foreign shareholders. These particular participants should consult their own tax advisors concerning the tax consequences applicable to their situations.

•	In the case of those foreign shareholders whose dividends are subject to U.S. federal income tax withholding, the amount of tax to be withheld will be deducted from the amount of the dividend and only the remaining amount of the dividend will be reinvested.

The foregoing is only an outline of our understanding of some of the applicable federal income tax provisions. The outline is general in nature and does not purport to cover every situation. Moreover, it does not include a discussion of state and local income tax consequences of participation in the Plan. For specific information on the tax consequences of your participation in the Plan, including any future changes in applicable law or interpretation thereof, you should consult your own tax advisor.

Withdrawal of Shares from Plan Accounts

15.	How may a participant withdraw shares purchased under the Plan?

A participant may withdraw all or a portion of the whole shares of Common Stock credited to his or her account by notifying the Plan Administrator in writing to that effect and by specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn from the Plan will be mailed to the participant’s address of record. No certificates for fractional shares will be issued under any circumstance. Any notice of withdrawal received from a participant after a dividend record date will not be effective until the participant’s dividends paid on that date have been reinvested and the shares credited to the participant’s account.

Dividends on shares withdrawn from a participant’s account will continue to be reinvested unless the participant otherwise notifies the Plan Administrator in writing. A participant who withdraws all of the whole and fractional shares from his or her account will be treated as having terminated participation in the Plan.

Termination of Participation

16.	How does a participant terminate participation in the Plan?

Participation in the Plan is entirely voluntary, and a participant may request to withdraw from the Plan at any time by notifying the Plan Administrator in writing. Upon termination of Plan participation, the participant will receive certificates for full shares of common stock then held in his account. Any fractional shares in the participant’s account shall be redeemed by the Company for cash in an amount equal to the fraction of a whole share times the price per share of Common Stock determined under the provisions of the Plan at the last dividend declaration date prior to the date of withdrawal.

If the request to withdraw is received on or after the dividend declaration date for a dividend payment, any dividend paid on the corresponding dividend payment date will be credited to the withdrawing participant’s account as stock in accordance with the provisions of the Plan. The request to withdraw will then be processed promptly following such dividend payment date. Thereafter, all dividends will be paid in cash (or in stock dividends if so declared by the Board of Directors on all Common Stock) to the shareholder who withdraws from the Plan. A shareholder may elect again to become a participant at any time subsequent to withdrawal from the Plan.

If a participant disposes of any or all of his shares of Common Stock registered in his name other than shares credited to the participant’s account under the Plan, the shares of Common Stock credited under the Plan will continue to be administered under the provisions of the Plan until the participant withdraws from the Plan.

Certificates for Shares

17.	Will certificates be issued for shares purchased under the Plan?

Generally not. Certificates for shares purchased for a participant’s account under the Plan will not be issued unless:

•	the participant requests in writing that the Plan Administrator issue a certificate;

•	the participant withdraws shares from his or her Plan account;

•	the participant terminates his or her participation in the Plan; or

•	the Company terminates the Plan.

Requests for certificates will be handled by the Plan Administrator without charge. Any remaining whole or fractional shares will continue to be held in the participant’s account. No certificate for a fractional share will be issued; under the Plan, dividends on a fractional share will be credited to a participant’s account. Withdrawal of shares in the form of a certificate does not affect dividend reinvestment.

18.  In whose name will shares be registered when certificates are issued to participants?

Certificates will be issued in the name or names that appear on the participant’s account under the Plan. If a participant requests a certificate to be registered in a name other than that shown on the account, the request must be signed by all persons in whose names the account appears, with signatures Medallion guaranteed and accompanied by such other documentation as the Plan Administrator may require.

Other Information

19.  What are the responsibilities of the Plan Administrator under the Plan?

Except as set forth in the Plan, the Plan Administrator has no duties, responsibilities or liabilities with respect to the Plan. The Plan Administrator does not have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the Plan including, without limitation, any claim for liability arising out of failure to terminate a participant’s account upon such participant’s death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency.

20.  Who bears the risk of market price fluctuations in the Common Stock?

You do.  Your investment in shares of Common Stock under the Plan will be no different from an investment in directly-held shares of the Company’s Common Stock.  You will bear the risk of loss and may realize the benefits of gain from market price changes with respect to all shares held by you in the Plan or otherwise.  The shares are not deposits and are not insured by the FDIC or any other government agency.

21.  May the Plan be modified or terminated?

Yes. Although the Company intends to continue the Plan in the future, the Board of Directors reserves the right to amend, suspend or modify the Plan at any time. However, the Plan cannot be permanently terminated unless the shareholders at a regular or special meeting vote to terminate the Plan. Written notice of any amendment, suspension, modification or termination will be sent to the participants within 30 days following any such action. The Company also may adopt reasonable procedures for administration of the Plan.

22.  Who do I contact if I have questions about the Plan?

The Plan Administrator will answer any questions you have about buying or selling our Common Stock through the Plan or about any other Plan services. You may contact the Plan Administrator in writing at the address specified above in Question 3.

Use of Proceeds

We do not know the number of shares of Common Stock that will be purchased under the Plan or the prices at which such shares will be purchased. We intend to add proceeds we receive from the sales to our general funds to be used for general corporate purposes, including, without limitation, investments in and advances to the Bank. The amounts and timing of the application of proceeds will depend upon our and the Bank’s funding requirements and the availability of other funds.

Commission Position on Limitation of Liability

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Legal Matters

The validity of the shares of Common Stock being offered for sale hereby has been passed on for us by Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., Baltimore, Maryland.

Experts

TGM Group LLC, independent registered public accounting firm, has audited our consolidated financial statements and schedules as of December 31, 2010 and 2011 and for each of the three years in the period ended December 31, 2011, as set forth in their reports. We have incorporated our financial statements and schedules by reference into this registration statement in reliance on TGM Group LLC’s reports, given on their authority as experts in accounting and auditing.

Information Incorporated by Reference

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this Prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this Prospectus is automatically updated and superseded by any information contained in this Prospectus, or in any subsequently filed document of the types described below.

We incorporate into this Prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this Prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	The description of our Common Stock contained in our Registration Statement on Form 8-A, as amended, filed under Section 12 of the Exchange Act..

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information in such filings which, as permitted by SEC rules and regulations, is not deemed “filed”) after the initial filing of the registration statement of which this Prospectus forms a part and before the expiration or withdrawal of the registration statement of which this Prospectus forms a part.

You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address or telephone number: Glen Burnie Bancorp, 101 Crain Highway, S.E., Glen Burnie, Maryland 21061, Attn: Shareholder Relations, (410) 766-3300.

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

You should rely only on the information contained in this Prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The information in this Prospectus or any supplement may not contain all of the information that may be important to you. You should read the entire Prospectus or any supplement, as well as the documents incorporated by reference in the Prospectus or any supplement, before making an investment decision.

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities that the SEC maintains at 100 F Street N.E., Room 1580, Washington, D.C. 20549.

You can also obtain copies of these materials from the public reference facilities of the SEC at prescribed rates. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov. Information about us may be obtained from our website www.thebankofglenburnie.com. Copies of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, are available free of charge on the website as soon as they are filed with the SEC through a link to the SEC’s EDGAR reporting system. Simply select the “Investor Relations” menu item, then click on the “All SEC Filings” link.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register with the SEC the securities described herein. This Prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and our securities, you should refer to the registration statement.

Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by us.

SEC Registration Fee	$170.18
Legal Fees and Expenses	7,000.00
Accounting Fees and Expenses	1,000.00
Miscellaneous	300.00
Total	$8,470.18

All of the above expenses, except the SEC registration fee, are estimates.

Item 15. Indemnification of Directors and Officers

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits us to, and our bylaws require us to, indemnify our present and former directors and officers against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to, and our bylaws require us to, advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our bylaws also authorize our board of directors, to the maximum extent permitted by Maryland law, to indemnify any employee or agent other than a director or officer against any claim or liability arising from that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

The Company also maintains director and officer insurance coverage.

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Item 16. Exhibits

Exhibit
No.	Description of Exhibit
5.1	Opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
23.1	Consent of TGM Group LLC
23.2	Consent of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. (included in exhibit 5.1)
24.1	Power of Attorney (contained on signature page)

Item 17. Undertakings

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to any plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Burnie, State of Maryland on May 10, 2012.

GLEN BURNIE BANCORP

By:	/s/ Michael G. Livingston
Michael G. Livingston
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael G. Livingston and John E. Porter, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-3 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael G. Livingston	President, Chief Executive Officer	May 10, 2012
Michael G. Livingston	and Director

/s/ F. William Kuethe, Jr.	President Emeritus and Director	May 10, 2012
F. William Kuethe, Jr.

/s/ John E. Porter	Senior Vice President and Chief	May 10, 2012
John E. Porter	Financial Officer

/s/ John E. Demyan	Chairman of the Board and Director	May 10, 2012
John E. Demyan

/s/ Thomas Clocker	Director	May 10, 2012
Thomas Clocker

/s/ Norman E. Harrison, Jr.	Director	May 10, 2012
Norman E. Harrison, Jr.

/s/ F. W. Kuethe, III	Director	May 10, 2012
F. W. Kuethe, III

/s/ Charles Lynch	Director	May 10, 2012
Charles Lynch

/s/ Edward L. Maddox	Director	May 10, 2012
Edward L. Maddox

/s/ William N. Scherer, Sr.	Director	May 10, 2012
William N. Scherer, Sr.

/s/ Karen B. Thorwarth	Director	May 10, 2012
Karen B. Thorwarth

/s/ Mary Lou Wilcox	Director	May 10, 2012
Mary Lou Wilcox

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EXHIBIT INDEX

No.	Description of Exhibit
5.1	Opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
23.1	Consent of TGM Group LLC
23.2	Consent of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. (included in exhibit 5.1)
24.1	Power of Attorney (contained on signature page)